UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 13, 2010

Cloud Peak Energy Resources LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-4073917
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                               Regulation FD Disclosure.

Pursuant to the Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, dated November 19, 2009 (the “Agreement”) by and among Cloud Peak Energy Inc., a Delaware corporation (the “CPE Inc.”), Rio Tinto Energy America Inc., a Delaware corporation (“RTEA”), and Kennecott Management Services Company, a Delaware corporation (“KMS”), on December 13, 2010, RTEA and KMS (collectively, the “Selling Shareholders”) each delivered a redemption notice (“Redemption Notice”) to Cloud Peak Energy Resources LLC (“CPER LLC”), exercising their right to redeem 25,341,545 and 258,455, respectively, of their Common Membership Units. The Common Membership Units are to be redeemed on the closing date (the “Initial Redemption Date”) specified in an Underwriting Agreement (the “Underwriting Agreement”) that may be entered into by CPE Inc., RTEA and KMS in connection with the resale of the CPE Common Stock to be delivered by CPE Inc. on the Initial Redemption Date. This redemption is subject to the Selling Shareholders’ right to deliver a Retraction Notice in accordance with the terms of the Agreement thereby retracting the redemption.  All capitalized terms used herein and not specifically defined shall have the definition attributable to them in the Agreement.

In addition, each of the Selling Shareholders requested to redeem an additional number of their respective Common Membership Units (such Common Membership Units, the “Overallotment Units”) in the event that the underwriters party to the Underwriting Agreement elect to exercise any over-allotment option that may be granted pursuant to the Underwriting Agreement (the “Overallotment”).  The number of Overallotment Units to be redeemed pursuant to this paragraph would equal the number of shares of CPE Common Stock to be sold in the Overallotment. The Overallotment Units would be redeemed on the closing date of the Overallotment.

Following receipt of the Redemption Notice by the Selling Shareholders, and in accordance with the terms of the Agreement, CPE Inc. delivered Assumption Notices to CPER LLC, exercising its Assumption Right and assuming the rights and obligations of CPER LLC with respect to the Selling Shareholders’ Redemption Notices, determining to pay each of the Selling Shareholders the Share Settlement, whereby CPE Inc. will acquire the Redeemed Units with a number of shares of CPE Common Stock equal to the number of Redeemed Units.

This Current Report on Form 8-K is for informational purposes only and does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs, as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and other factors.  These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

The information set forth in this Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                               Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith.

99.1	Redemption Notice delivered by Rio Tinto Energy America Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.2	Redemption Notice delivered by Kennecott Management Services Company, to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.3	Assumption Notice delivered by Cloud Peak Energy Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.4	Assumption Notice delivered by Cloud Peak Energy Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

Date:  December 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Redemption Notice delivered by Rio Tinto Energy America Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.2	Redemption Notice delivered by Kennecott Management Services Company, to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.3	Assumption Notice delivered by Cloud Peak Energy Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010
99.4	Assumption Notice delivered by Cloud Peak Energy Inc., to Cloud Peak Energy Resources LLC, dated December 13, 2010